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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-70912 of The Titan Corporation on Form S-4 of our report dated May 21, 2001, included and incorporated by reference in the Annual Report on Form 10-K of BTG, Inc. and subsidiaries for the year ended March 31, 2001, and to the use of our report dated May 21, 2001, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

McLean, Virginia
October 24, 2001